UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2012

NEWELL RUBBERMAID INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Glenlake Parkway Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 418-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 8, 2012. For more information on the proposals presented at the meeting, see the Proxy Statement, the relevant portions of which are incorporated herein by reference.

The stockholders elected each of the four nominees to the Board of Directors for a three-year term by a majority of the votes cast:

Director	For	Against	Abstain	Broker Non-Votes
Thomas E. Clarke	188,342,454	41,721,342	159,324	27,769,641
Elizabeth Cuthbert-Millett	208,065,859	22,010,096	147,165	27,769,641
Domenico De Sole	227,023,873	2,999,727	199,520	27,769,641
Steven J. Strobel	209,262,567	20,799,652	160,901	27,769,641

The stockholders ratified the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for the Company for the year 2012:

For	252,758,829
Against	1,940,933
Abstain	292,999
Broker Non-Votes	0

The stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to implement the annual election of directors:

For	229,479,765
Against	578,318
Abstain	164,937
Broker Non-Votes	27,769,641

The stockholders approved the advisory resolution approving executive compensation:

For	175,906,303
Against	53,605,935
Abstain	710,882
Broker Non-Votes	27,769,641

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL RUBBERMAID INC.

Date: May 10, 2012	By:	/s/ John K. Stipancich
John K. Stipancich
Senior Vice President, General Counsel and Corporate Secretary